Exhibit 99.2

Consolidated Condensed Segment Reporting	Twelve Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
(In millions)	01/02/05	12/28/03	% Change	01/02/05	12/28/03	% Change	10/03/04	09/28/03	% Change	07/04/04	06/29/03	% Change	04/04/04	03/30/03	% Change

Net Sales
Modular Carpet	$563.4	$473.7	18.9%	$151.8	$125.5	21.0%	$141.3	$122.5	15.3%	$137.0	$120.4	13.8%	$133.3	$105.3	26.5%
Broadloom	119.1	109.9	8.4%	31.0	30.5	1.6%	31.8	28.4	12.0%	29.3	29.3	0.0%	27.0	21.7	24.4%
Fabrics Group	186.4	173.5	7.4%	46.1	44.7	3.1%	46.7	44.5	4.9%	46.9	42.2	11.0%	46.7	42.1	11.0%
Specialty Products	12.8	9.3	37.6%	3.7	2.2	68.2%	3.0	1.9	57.9%	3.0	1.8	66.7%	3.1	3.4	-8.8%
Total	$881.7	$766.4	15.0%	$232.6	$202.9	14.6%	$222.8	$197.3	12.9%	$216.2	$193.7	11.6%	$210.1	$172.5	21.8%

Operating Income (Loss)
Modular Carpet	$63.9	$45.8		$19.2	$13.4		$17.3	$12.3		$14.4	$10.8		$13.0	$9.3
Broadloom	0.1	(2.4)		0.3	0.1		0.7	1.0		(0.6)	(0.4)		(0.3)	(3.1)
Fabrics Group	0.8	(9.2)		(1.0)	(0.9)		(1.6)	(1.5)		2.0	(1.9)		1.4	(4.9)
Specialty Products	(0.5)	(0.1)		(0.3)	(0.2)		(0.2)	(0.1)		(0.1)	(0.1)		0.1	0.3
Corporate Expenses and Eliminations	(3.6)	(2.8)		(2.9)	(0.6)		(0.3)	(0.5)		0.2	(1.6)		(0.6)	(0.1)
Total	$60.7	$31.3		$15.3	$11.8		$15.9	$11.2		$15.9	$6.8		$13.6	$1.5